UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021 (May 26, 2021)
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

n/a
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes

General
On May 26, 2021 (the “Closing Date”), Atkore Inc. (the “Company”), completed the issuance and sale of $400 million aggregate principal amount of 4.25% Senior Notes due 2031 (the “Notes”) in a previously announced private offering. The Notes were sold only to qualified institutional buyers in compliance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

Indenture
The Notes were issued under the Indenture, dated as of May 26, 2021 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes are senior unsecured obligations of the Company and will mature on June 1, 2031. Interest on the Notes will accrue at a rate of 4.25% per annum and will be payable semi-annually in arrears on June 1 and December 1, beginning on December 1, 2021.

The Company may redeem all or part of the Notes at any time prior to June 1, 2026 by paying a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium (as defined in the Indenture) plus accrued and unpaid interest, if any, to the redemption date.

At any time and from time to time on or after June 1, 2026, the Company may redeem the Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the year indicated below:

Year	Percentage
2026	102.125%
2027	101.417%
2028	100.708%
2029 and thereafter	100.000%

Upon the occurrence of a Change of Control (as defined in the Indenture) the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to the date of such repurchase.

The Notes are guaranteed fully and unconditionally, and jointly and severally on a senior unsecured basis (the “Note Guarantees”), by each of the Company’s subsidiaries that are borrowers or guarantors under the New Senior Secured Term Loan Facility (as defined below) of the Company’s subsidiary, Atkore International, Inc. (“AII”) or AII’s existing asset based loan facility (the “ABL Facility”).

The Indenture contains certain covenants, including, but not limited to, limitations and restrictions on the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness, (ii) create liens or use assets as security in other transactions, (iii) declare or pay dividends or make other distributions to stockholders (other than to the Company and its restricted subsidiaries), (iv) redeem stock of the Company, repay subordinated indebtedness prior to maturity or make investments, (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of their assets, (vi) sell or transfer certain assets and (vii) agree to certain restrictions on the ability of restricted subsidiaries to pay dividends or make loans or other distributions to the Company or its restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations. Many of the restrictive covenants will be suspended in the event that (i) the Notes receive investment grade ratings from any two of Fitch Ratings, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and (ii) no default or event of default has occurred and is continuing under the Indenture.

The Indenture includes customary events of default, including, among other things, payment default, covenant default, payment defaults and accelerations under other indebtedness, judgment defaults and bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries.

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The descriptions and provisions of the Indenture set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

New Senior Secured Term Loan Facility

On the Closing Date, we entered into a new $400 million senior secured term loan facility (the “New Senior Secured Term Loan Facility”). The New Senior Secured Term Loan Facility will mature on May 26, 2028 and borrowings thereunder will bear interest at the rate of either (x) LIBOR (with a floor of 0.5%) plus 2.00%, or (y) an alternate base rate (with a floor of 1.5%) plus 1.00%. The New Senior Secured Term Loan Facility has an annual amortization rate of 1%. AII is the borrower under the New Senior Secured Term Loan Facility and the New Senior Secured Term Loan Facility is guaranteed by the Company and all other subsidiaries of the Company (other than AII) that are guarantors of the Notes.

The New Senior Secured Term Loan Facility is subject to mandatory prepayment in an amount equal to (a) 50% of excess cash flow in excess of $5,000,000, at any time for the first lien net leverage ratio is greater than 3.00 to 1.00, which percentage reduces to 25% at any time the first lien net leverage ratio is less than or equal to 3.00 to 1.00 and greater than 2.50 to 1.00, and to 0% at any time the first lien net leverage ratio is less than or equal to 2.50 to 1.00 (b) 100% of the net cash proceeds received from the incurrence of indebtedness by AII or any of its restricted subsidiaries (other than indebtedness permitted under the New Senior Secured Term Loan Facility, excluding certain specified refinancing indebtedness), and (c) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by AII and its restricted subsidiaries (including certain insurance and condemnation proceeds) in excess of $20 million, at any time that the first lien net leverage ratio is greater than 3.00 to 1.00, which percentage reduces to 50% at any time the first lien net leverage ratio is less than or equal to 3.00 to 1.00 and greater than 2.50 to 1.00, and to 0% at any time the first lien net leverage ratio is less than or equal to 2.50 to 1.00, subject to the right of AII and its restricted subsidiaries to reinvest such proceeds within a specified period of time, and other exceptions.

The New Senior Secured Term Loan Facility and the ABL Facility are secured by all of the assets of AII and the guarantors under such facilities. The New Senior Secured Term Loan Facility has priority over all real property, plant and equipment, intellectual property and capital stock of AII and any guarantor and any documents or instruments evidencing the foregoing assets. The ABL Facility has second priority over the foregoing assets. The ABL Facility has first priority over cash and cash equivalents, accounts receivable, inventory and other documents and instruments evidencing the foregoing assets. The New Senior Secured Term Loan Facility has second priority over the foregoing assets.

The New Senior Secured Term Loan Facility contains customary affirmative and negative covenants. Affirmative covenants include, without limitation, the timely delivery of quarterly and annual financial statements, maintenance of corporate existence and insurance, compliance with environmental laws, and the grant of liens. Negative covenants include limitations on indebtedness, dividends and distributions, investments, acquisitions, prepayments or redemptions of subordinated indebtedness, amendments of subordinated indebtedness, transactions with affiliates, asset sales, mergers, consolidations and sales of all or substantially all assets, liens, changes in line of business, and changes in charter documents, in each case, subject to customary exceptions. There are no financial maintenance covenants included in the New Senior Secured Term Loan Facility.

The New Senior Secured Term Loan Facility includes customary events of default, including events of default relating to the nonpayment of principal or interest when due, inaccuracy of representations or warranties in any material respect, violation of covenants, default under other loan document of the New Senior Secured Term Loan Facility, cross-default to other material debt, certain bankruptcy or insolvency events, certain ERISA events, certain material judgments, actual or asserted invalidity of guarantees, certain other loan documents or liens, asserted invalidity of any intercreditor agreement and a change of control, in each case subject to customary thresholds, notice and grace period provisions.

The description of the New Senior Secured Term Loan Facility set forth above is a summary only, is not complete and is qualified in its entirety by reference to the full and complete terms contained in the New Senior Secured Term Loan Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Use of Proceeds

On the Closing Date, the Company used the net proceeds from the sale of the Notes and the borrowing under the New Senior Secured Term Loan Facility to (i) repay all amounts outstanding under AII’s existing senior secured term loan facility (the

“Existing Term Loan Facility”) pursuant to that certain Amended and Restated First Lien Credit Agreement, dated as of December 22, 2016, among AII, Deutsche Bank AG New York Branch, as administrative agent, the other loan parties party thereto and the several banks and other financial institutions party thereto (as amended by the First Amendment to the Amended and Restated First Lien Credit Agreement, dated as of February 2, 2018, by and among AII, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other financial institutions party thereto), and (ii) to pay related fees and expenses, at which time all outstanding borrowings under the Existing Term Loan Facility were repaid in full and the Existing Term Loan Facility and related guarantee and collateral agreements were terminated.

The remaining proceeds will be used by the Company for general corporate purposes.

ABL Facility

On the Closing Date, we entered into an amendment to the ABL Facility. The amendment (i) extends the maturity of the facility to the earlier of five years from entering into the amendment or 91 days prior to the maturity date of the New Senior Secured Term Loan Facility if at least $100 million of obligations remain outstanding under the New Senior Secured Term Loan Facility on such date (ii) decreases the interest rate margins applicable to loans under the facility to (a) in the case of United States dollar-denominated loans, either (x) LIBOR plus an applicable margin ranging from 1.25% to 1.75%, or (y) an alternate base rate plus an applicable margin ranging from 0.25% to 0.75% or (b) in the case of Canadian dollar-denominated loans, either (x) the bankers acceptance rate plus an applicable margin ranging from 1.25% to 1.75% or (y) a Canadian prime rate plus an applicable margin ranging from 0.25% to 0.75%. (iii) decreases the fee payable with respect to unutilized availability under the facility from 0.375% to 0.25% to 0.30% depending on the remaining availability under the ABL Facility and (iv) made certain other changes agreed with the lenders under the ABL facility.

AII is the borrower under the ABL Facility and the facility is guaranteed by the Company and all other subsidiaries of the Company (other than AII) that are guarantors of the Notes. The ABL Facility and the New Senior Secured Term Loan Facility are secured by substantially all of the assets of AII, subject to limited exceptions. The New Senior Secured Term Loan Facility has priority over all real property, plant and equipment, intellectual property and capital stock of AII and any guarantor and any documents or instruments evidencing the foregoing assets. The ABL Facility has first priority over cash and cash equivalents, accounts receivable, inventory and other documents and instruments evidencing the foregoing assets.

The ABL Facility has aggregate commitments of $325.0 million, however availability under the ABL Facility is subject to a borrowing base equal to the sum of 85% of eligible accounts receivable plus the lesser of (i) 80% of eligible inventory of each borrower and guarantor, valued at the lower of cost and fair market value and (ii) 85% of the net orderly liquidation value of eligible inventory, subject to certain limitations. As of the date of this report, there were no borrowings outstanding under the ABL Facility and we had full borrowing capacity under the ABL Facility of $315.5 million (after giving effect to $9.5 million of outstanding letters of credit).

The ABL Facility contains customary affirmative and negative covenants. Affirmative covenants include, without limitation, the timely delivery of quarterly and annual financial statements, maintenance of corporate existence and insurance, compliance with environmental laws, and the grant of liens. The negative covenants include: limitations on indebtedness, dividends and distributions, investments, acquisitions, prepayments or redemptions of subordinated indebtedness, amendments of subordinated indebtedness, transactions with affiliates, asset sales, mergers, consolidations and sales of all or substantially all assets, liens, negative pledge clauses, changes in line of business, changes in charter documents, hedging transactions and maintaining Canadian defined benefit pension plans, in each case, subject to customary exceptions. There are no financial maintenance covenants included in the ABL Facility, other than a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0, which will be tested only when specified availability (as defined above) is less than the greater of (A) $22 million and (B) 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the ABL Facility, and continuing until such time as specified availability shall have been in excess of such threshold for a period of 30 consecutive days.

The description of the ABL Facility set forth above is a summary only, is not complete and is qualified in its entirety by reference to the full and complete terms contained in the ABL Facility, as amended, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.

As described in Item 1.01 above, on May 26, 2021, The Company repaid in full and terminated the Existing Term Loan Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of May 26, 2021, by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
10.1
The Term Loan Credit Agreement dated as of May 26, 2021, by and among Atkore International, Inc., as borrower, the Company and the subsidiaries of Atkore International, Inc., as guarantors, the several lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.2
The Amended and Restated Credit Agreement, dated as of August 28, 2020, as amended on May 26, 2021, among Atkore International, Inc., as borrower, the Company and the subsidiaries of Atkore International, Inc., as guarantors, the lenders and other financial institutions party thereto and Wells Fargo Bank, National Association, as swingline lender, issuing lender, administrative agent and collateral agent thereunder.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: June 2, 2021